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                                                                    EXHIBIT 99.4

                                 FRONT OF CARD


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
ADMISSION CARD                                   [ ] I will attend the Special Meeting of
This card will admit one stockholder to the      Stockholders on August 14, 2002 at 9:00 a.m.
Special Meeting of Stockholders of The           Eastern Time. Name
Reader's Digest Association, Inc. to be held     --------------------------------------------
at 9:00 a.m. on August 14, 2002 at Reader's      Address
Digest's DeWitt Wallace Auditorium, Reader's     --------------------------------------------
Digest Road, Chappaqua, New York.                --------------------------------------------
                                                 Return this portion if you will attend the
                                                 Special Meeting.
KEEP THIS PORTION
Present this portion at the entrance to the
Special Meeting.
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                                  BACK OF CARD

                                     STAMP


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

The Reader's Digest Association, Inc.            ADMISSION CARD
Reader's Digest Road                             The Reader's Digest Association, Inc.
Pleasantville, New York 10570-7000               Special Meeting of Stockholders
Attention:  C.H.R. DuPree                        August 14, 2002
          Secretary                              9:00 a.m.
Special Meeting of Stockholders                  KEEP THIS PORTION
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